NEWS RELEASE

Coeur Reports Fourth Quarter and Full-Year 2014 Results
Wharf Acquisition Expected to Close February 20, Six Weeks Earlier than Expected
Chicago, Illinois - February 18, 2015 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) reported 2014 revenue of $635.7 million, adjusted EBITDA1 of $86.7 million, adjusted costs applicable to sales per silver equivalent ounce1 of $14.18, and adjusted all-in sustaining costs of $19.27 per silver equivalent ounce1. The Company realized average prices of $18.87 per silver ounce and $1,252 per gold ounce during 2014, decreases of 21% and 6% respectively, compared to 2013.
Fourth quarter revenue was $140.6 million, adjusted EBITDA1 was $7.8 million, adjusted costs applicable to sales per silver equivalent1 ounce of $14.43, and adjusted all-in sustaining costs were $19.25 per silver equivalent ounce1. Coeur realized average prices of $16.40 per silver ounce and $1,186 per gold ounce during the fourth quarter, decreases of 16% and 6%, respectively, compared to the third quarter of 2014.
“In 2014 we set out to achieve improved operating consistency, to reduce our costs, improve the long-term certainty and visibility of our existing mines, and thereby enhance the quality of the Company’s portfolio of assets,” said Mitchell J. Krebs, Coeur's President and Chief Executive Officer. “Despite the challenges confronted in 2014, we largely achieved these objectives. I believe Coeur is well-positioned to successfully execute our strategy to reposition our existing assets to achieve higher grades, better efficiencies, and lower costs, while maintaining a liquid balance sheet with a long-term capital structure. Our acquisition of the Wharf gold mine from Goldcorp is expected to close six weeks ahead of our original estimate, accelerating its contribution to our 2015 production and cash flow.
“In terms of our major assets, Kensington demonstrated strong fourth quarter production of 33,533 ounces of gold, up 32% from the first quarter, and costs applicable to sales of $845 per gold ounce1, a decline of 16% compared to the first quarter. Rochester established during 2014 that it is capable of being a significant producer of silver, gold, and cash flow for many years to come. At Palmarejo we developed and began mining from Guadalupe, we successfully renegotiated the Franco-Nevada agreement, and we announced in December the proposed acquisition of Paramount Gold and Silver that will allow us to combine Palmarejo with Paramount’s high-grade San Miguel property to unlock substantial value over many years to come.”

Fourth Quarter 2014 Highlights

•	Silver production was 4.3 million ounces and gold production was 64,534 ounces, or 8.2 million silver equivalent[1] ounces as previously announced on January 15, 2015

•	Adjusted all-in sustaining costs were $19.25 per silver equivalent ounce[1]

•	Adjusted costs applicable to sales per silver equivalent ounce[1] were $14.43

•	Costs applicable to sales per gold ounce[1] at Kensington were $845, the lowest level in a year

•	Announced acquisition of Paramount, which is expected to close in the second quarter

•	Non-cash impairment charge of $1.5 billion ($1.0 billion net of tax) was recorded to reflect the current pricing environment
Full-Year 2014 Highlights

•
Silver equivalent[1] production totaled 32.2 million ounces, at the high-end of Company guidance. Silver production was 17.2 million ounces, in-line with Company guidance. Gold production was 249,384 ounces, above Company guidance

•	Adjusted all-in sustaining costs were $19.27 per silver equivalent ounce[1]

•	Adjusted costs applicable to sales per silver equivalent ounce[1] were $14.18

•	Costs applicable to sales per gold ounce[1] at Kensington were $951

•	Costs applicable to sales were $477.9 million, in-line with Company guidance and up slightly compared to 2013 due to a 20% increase in mining rates at Rochester

•	Capital expenditures were $64.2 million, below Company guidance and down 36% compared to 2013

•	Exploration expense was $21.7 million and capitalized exploration was $8.9 million for a total spend of $30.6 million, in-line with Company guidance and down 10% compared to 2013

•	General and administrative expenses were $40.8 million, in-line with Company guidance and down 26% compared to 2013

•	Amortization was $162.4 million, below Company guidance and down 29% compared to 2013

•	Cash, cash equivalents, and short-term investments were $270.9 million at December 31, 2014, up 31% compared to year-end 2013
Full-Year 2015 Outlook

•
Production is expected to be 14.8 - 16.0 million ounces of silver and 294,000 - 323,000 ounces of gold, or 32.4 - 35.4 million silver equivalent ounces[1]. This assumes the acquisition of the Wharf[4] gold mine from Goldcorp, Inc. closes on February 20, 2015

•	Costs applicable to sales per silver equivalent ounce[1] are expected to be $16.25 - $17.75 at Palmarejo, $13.50 - $15.00 at San Bartolomé, and $12.50 - $14.00 at Rochester

•	Costs applicable to sales per gold ounce are expected to be $900 - $975 at Kensington and $750 - $825 per gold equivalent ounce[1] at Wharf[4]

•	All-in sustaining costs are expected to be $17.50 - $18.50 per silver equivalent ounce[1]

•	Capital expenditures are expected to be $85 - $95 million, including $57 - $64 million of sustaining capital

•	General and administrative expenses are expected to be $36 - $39 million

•	Expensed exploration is expected to be $10 - $12 million for the Company's existing assets and is expected to be revised upward once the proposed Paramount acquisition is closed

Financial Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	2014	4Q 2014	3Q 2014	2Q 2014	1Q 2014	2013
Revenue	$635.7	$140.6	$170.9	$164.6	$159.6	$746.0
Costs Applicable to Sales	$477.9	$126.5	$125.9	$118.7	$106.9	$463.7
General and Administrative Expenses	$40.8	$9.0	$8.5	$9.4	$13.9	$55.3
Adjusted EBITDA[1]	$86.7	$7.8	$25.7	$32.9	$31.1	$186.2
Net Income (Loss)	$(1,155.9)	$(1,079.1)	$3.5	$(43.1)	$(37.2)	$(650.6)
Earnings Per Share	$(11.28)	$(10.53)	$0.03	$(0.42)	$(0.36)	$(6.65)
Adjusted Net Income (Loss)[1]	$(112.0)	$(37.5)	$(18.5)	$(21.5)	$(18.8)	$(41.3)
Adjusted Net Income (Loss)[1] Per Share	$(1.09)	$(0.37)	$(0.18)	$(0.21)	$(0.18)	$(0.42)
Weighted Average Shares	102.4	102.4	102.6	102.4	102.4	97.9
Cash Flow From Operating Activities	$52.9	$0.7	$31.3	$30.5	$(9.6)	$113.5
Capital Expenditures	$64.2	$20.1	$16.8	$15.4	$11.9	$100.8
Cash, Equivalents & Short-Term Investments	$270.9	$270.9	$295.4	$316.8	$318.6	$206.7
Total Debt[2]	$478.4	$478.4	$469.5	$480.1	$464.2	$308.6
Average Realized Price Per Ounce - Silver	$18.87	$16.40	$19.46	$19.60	$20.28	$23.94
Average Realized Price Per Ounce - Gold	$1,252	$1,186	$1,260	$1,277	$1,279	$1,327
Silver Ounces Produced	17.2	4.3	4.3	4.5	4.1	17.0
Gold Ounces Produced	249,384	64,534	64,989	61,025	58,836	262,217
Silver Equivalent Ounces Produced[1]	32.2	8.3	8.2	8.1	7.6	32.7
Silver Ounces Sold	17.4	4.6	4.3	4.6	3.9	17.1
Gold Ounces Sold	242,655	52,785	69,541	57,751	62,578	263,048
Silver Equivalent Ounces Sold[1]	32.0	7.9	8.4	8.1	7.6	32.9
Adjusted Costs Applicable to Sales per AgEq Oz1	$14.18	$14.43	$14.19	$14.00	$13.09	$13.68
Costs Applicable to Sales per Gold Oz1 (Kensington)	$951	$845	$937	$1,008	$1,005	$901
Adjusted All-in Sustaining Costs per AgEq Oz1	$19.27	$19.25	$18.27	$19.10	$18.52	$18.77
Financial Results
Fourth quarter revenue decreased $30.3 million, or 18%, compared with the third quarter to $140.6 million due to lower metal prices and a 24% decline in gold ounces sold, partially offset by a 7% increase in silver ounces sold. An ongoing labor dispute at ports on the western coast of the United States resulted in a delay which caused approximately 11,600 gold ounces to be excluded from fourth quarter sales. Silver contributed 55% of metal sales and gold contributed 45% during the fourth quarter. For the full year, silver contributed 52% of metal sales and gold contributed 48%.
General and administrative expenses of $9.0 million in the fourth quarter increased 6% compared to the third quarter but were lower than the first two quarters of 2014. Capital expenditures of $20.1 million in the fourth quarter increased 20% compared to the third quarter due to higher spending at Palmarejo related to Guadalupe development and a tailings dam expansion.
Net loss was $1,079 million in the fourth quarter, or $10.53 per share, which included an after-tax non-cash impairment charge of $1,022 million to reduce asset carrying values due to lower silver and gold prices. Adjusted net loss was $37.5 million, or $0.37 per share, in the fourth quarter, compared to $18.5 million, or $0.18 per share, in the third quarter mainly due to lower metal prices and fewer ounces sold.

Operations
Highlights of the fourth quarter and full-year 2014 results for each of the Company's operating segments are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	2014	4Q 2014	3Q 2014	2Q 2014	1Q 2014	2013
Underground Operations:
Tons mined	744,599	187,730	169,656	177,359	209,854	791,792
Average silver grade (oz/t)	5.40	4.49	4.88	6.15	5.95	4.98
Average gold grade (oz/t)	0.10	0.06	0.10	0.11	0.11	0.11
Surface Operations:
Tons mined	1,342,608	320,802	343,001	320,583	358,222	1,499,281
Average silver grade (oz/t)	3.30	2.90	3.09	3.72	3.50	3.83
Average gold grade (oz/t)	0.03	0.03	0.03	0.03	0.03	0.03
Processing:
Total tons milled	2,135,088	510,813	518,212	534,718	571,345	2,322,660
Average recovery rate – Ag	77.5%	80.2%	82.7%	75.6%	73.3%	77.7%
Average recovery rate – Au	80.5%	78.7%	86.9%	78.9%	78.0%	84.2%
Silver ounces produced (000's)	6,558	1,444	1,533	1,761	1,820	7,603
Gold ounces produced	86,673	15,237	22,514	23,706	25,216	116,536
Silver equivalent ounces produced[1]	11,758	2,359	2,883	3,183	3,333	14,595
Silver ounces sold (000's)	6,640	1,375	1,605	1,983	1,677	7,491
Gold ounces sold	92,030	16,255	23,600	25,753	26,422	112,270
Silver equivalent ounces sold[1]	12,162	2,350	3,021	3,528	3,262	14,228
Revenues	$244.0	$42.2	$61.4	$72.4	$68.0	$324.0
Costs applicable to sales	$187.3	$48.1	$46.0	$49.6	$43.6	$188.6
Adjusted costs applicable to sales per AgEq ounce[1]	$14.47	$15.70	$14.43	$13.48	$13.13	$12.95
Exploration expense	$6.7	$1.5	$2.6	$1.6	$1.0	$7.2
Cash flow from operating activities	$54.6	$(3.2)	$20.2	$27.4	$10.2	$117.6
Sustaining capital expenditures	$16.4	$5.5	$1.9	$5.3	$3.7	$19.8
Development capital expenditures	$9.7	$5.4	$4.0	$0.3	$—	$13.9
Total capital expenditures	$26.1	$10.9	$5.9	$5.6	$3.7	$33.7
Free cash flow (before royalties)	$28.5	$(14.1)	$14.3	$21.8	$6.5	$83.9
Royalties paid	$48.4	$10.0	$11.4	$12.3	$14.7	$57.0
Free cash flow[3]	$(19.9)	$(24.1)	$2.9	$9.5	$(8.2)	$26.9

•	Adjusted costs applicable to sales per silver equivalent ounce[1] was $15.70 in the fourth quarter 2014, 9% higher than the third quarter due to a decline in grade and recovery rates

•
Underground mining rates at Guadalupe continue to increase, averaging approximately 500 ore tons per day year-to-date in 2015 and are expected to reach 1,500 ore tons per day by the third quarter of 2015

•
Increased oxide ore from the Tucson area of the open-pit caused a decline in fourth quarter recovery rates. Recent modifications to the processing plant are expected to result in improved recovery rates going forward. Specifically, the flowsheet was modified in late 2014 to enable the oxide ore to bypass the flotation circuit and flow directly to the agitated leach circuit

•	Open-pit operations are expected to end mid-2015

•	Underground mining in the original Palmarejo zones is expected to be completed by year-end

•	Mining activity is expected to reach the Don Ese deposit by year-end assuming the previously announced acquisition of Paramount closes

•	In 2015, Palmarejo is expected to produce 3.9 - 4.3 million ounces of silver and 55,000 - 65,000 ounces of gold at costs applicable to sales per silver equivalent ounce[1] of $16.25 - $17.75
Rochester, Nevada

(Dollars in millions, except per ounce amounts)	2014	4Q 2014	3Q 2014	2Q 2014	1Q 2014	2013
Ore tons placed	14,739,808	3,876,944	3,892,421	3,329,582	3,640,861	12,311,918
Average silver grade (oz/t)	0.57	0.60	0.51	0.58	0.59	0.55
Average gold grade (oz/t)	0.004	0.004	0.005	0.003	0.003	0.003
Silver ounces produced (000's)	4,189	1,170	1,156	1,112	750	2,799
Gold ounces produced	44,888	15,764	11,702	9,230	8,192	30,860
Silver equivalent ounces produced[1]	6,882	2,116	1,858	1,666	1,242	4,651
Silver ounces sold (000's)	3,922	1,154	1,067	1,006	695	2,929
Gold ounces sold	39,803	14,131	8,932	8,970	7,770	34,723
Silver equivalent ounces sold[1]	6,310	2,002	1,603	1,544	1,161	5,012
Revenues	$123.8	$36.0	$32.4	$31.2	$24.2	$119.3
Costs applicable to sales	$91.5	$28.7	$23.7	$24.4	$14.7	$77.9
Costs applicable to sales per silver equivalent ounce[1]	$14.49	$14.27	$14.80	$15.79	$12.67	$15.54
Exploration expense	$2.6	$0.6	$0.1	$0.7	$1.2	$2.7
Cash flow from operating activities	$13.7	$10.2	$8.2	$4.3	$(9.0)	$(11.0)
Sustaining capital expenditures	$11.9	$2.7	$4.2	$4.0	$1.0	$29.4
Development capital expenditures	$—	$—	$—	$—	$—	$—
Total capital expenditures	$11.9	$2.7	$4.2	$4.0	$1.0	$29.4
Free cash flow[3]	$1.8	$7.5	$4.0	$0.3	$(10.0)	$(40.4)

•	Fourth quarter silver equivalent production increased 14% from the third quarter and full-year silver equivalent production increased 48% compared to 2013

•	Fourth quarter costs applicable to sales per silver equivalent ounce[1] were $14.27, down 4% from the third quarter due to lower crushing and leaching costs

•	Free cash flow[3] of $7.5 million in the fourth quarter was the highest since 2012

•	Approval for POA 10 (expansion of Stage 4 leach pad and construction of new Stage 5 leach pad) is expected by year-end with construction planned to begin in the second quarter of 2016

•	Coeur plans to crush more than 16.5 million tons at Rochester in 2015, which is expected to reduce unit costs and enable double-digit percentage increases in both silver and gold production

•	In 2015, Rochester is expected to produce 4.7 - 5.0 million ounces of silver and 55,000 - 65,000 ounces of gold at costs applicable to sales per silver equivalent ounce[1] of $12.50 - $14.00

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	2014	4Q 2014	3Q 2014	2Q 2014	1Q 2014	2013
Tons milled	635,960	167,417	145,097	163,749	159,697	553,717
Average gold grade (oz/t)	0.20	0.21	0.23	0.18	0.17	0.22
Average recovery rate	94.0%	94.2%	93.0%	94.5%	94.5%	94.2%
Gold ounces produced	117,823	33,533	30,773	28,089	25,428	111,951
Gold ounces sold	110,822	22,399	37,009	23,028	28,386	116,055
Revenues	$137.0	$26.0	$45.9	$29.0	$36.1	$148.8
Costs applicable to sales	$105.3	$18.9	$34.7	$23.2	$28.5	$104.6
Costs applicable to sales per gold ounce[1]	$951	$845	$937	$1,008	$1,005	$901
Exploration expense	$8.0	$2.8	$2.6	$1.6	$1.0	$4.2
Cash flow from operating activities	$26.6	$(3.7)	$17.0	$(0.6)	$13.9	$32.4
Sustaining capital expenditures	$15.6	$3.3	$3.6	$4.0	$4.7	$21.4
Development capital expenditures	$0.6	$0.6	$—	$—	$—	$—
Total capital expenditures	$16.2	$3.9	$3.6	$4.0	$4.7	$21.4
Free cash flow[3]	$10.4	$(7.6)	$13.4	$(4.6)	$9.2	$11.0

•
Tons milled reached a record 167,417 in the fourth quarter (1,820 tons per day). Strong throughput combined with robust grade and recovery performance caused costs applicable to sales per gold ounce[1] to decline 10% to $845 in the fourth quarter, the lowest level in 2014

•
Gold ounces sold of 22,399 in the fourth quarter were 33% lower than ounces produced due to an ongoing labor dispute at the ports on the West Coast of the United States. This resulted in the delay of approximately 11,600 ounces that were excluded from fourth quarter sales

•	Production and cost performance in 2015 is expected to be similar to 2014 at Kensington

•
Announced inferred resource at Jualin as of year-end 2014. The permitting process has begun for underground development at Jualin, with drilling in Vein 4 expected to continue in 2015 and 2016, and initial production expected in 2017

•	In 2015, Kensington is expected to produce 110,000 - 115,000 ounces of gold at costs applicable to sales per gold ounce[1] of $900 - $975
San Bartolomé, Bolivia

(Dollars in millions, except per ounce amounts)	2014	4Q 2014	3Q 2014	2Q 2014	1Q 2014	2013
Tons milled	1,749,423	454,135	471,938	437,975	385,375	1,679,839
Average silver grade (oz/t)	3.80	3.77	3.70	3.87	3.88	3.93
Average recovery rate	88.1%	88.0%	86.5%	87.5%	90.5%	90.0%
Silver ounces produced (000's)	5,852	1,507	1,509	1,481	1,355	5,941
Silver ounces sold (000's)	6,276	1,987	1,438	1,494	1,357	6,079
Revenues	$117.7	$32.6	$28.4	$29.1	$27.6	$141.7
Costs applicable to sales	$89.7	$29.6	$20.4	$20.7	$18.9	$86.8
Costs applicable to sales per silver equivalent ounce[1]	$14.29	$14.91	$14.22	$13.85	$13.93	$14.28
Exploration expense	$0.1	$—	$—	$0.1	$—	$0.1
Cash flow from operating activities	$38.0	$2.3	$12.3	$18.9	$4.5	$43.9
Sustaining capital expenditures	$7.9	$2.0	$2.8	$1.7	$1.4	$6.1
Development capital expenditures	$—	$—	$—	$—	$—	$5.5
Total capital expenditures	$7.9	$2.0	$2.8	$1.7	$1.4	$11.6
Free cash flow[3]	$30.1	$0.3	$9.5	$17.2	$3.1	$32.3

•	Production, grades, recovery rates, and costs remain relatively stable at San Bartolomé

•
Cash flow from operating activities of $2.3 million in the fourth quarter declined from $12.3 million in the third quarter mainly due to changes in working capital. The third quarter benefited from an $8.3 million decrease in working capital while the fourth quarter experienced a $5.2 million increase in working capital

•	In 2015, San Bartolomé is expected to produce 5.8 - 6.1 million ounces of silver at costs applicable to sales per silver equivalent ounce[1] of $13.50 - $15.00
Coeur Capital

(Dollars in millions, except per ounce amounts)	2014	4Q 2014	3Q 2014	2Q 2014	1Q 2014	2013
Tons milled	792,694	214,180	199,757	185,538	193,219	791,116
Average silver grade (oz/t)	1.62	1.99	1.44	1.41	1.65	1.85
Average recovery rate	45.6%	44.9%	49.1%	42.4%	45.9%	41.3%
Silver ounces produced (000's)	590	191	141	111	147	606
Silver ounces sold (000's)	586	192	141	106	147	606
Metal sales	$10.0	$2.7	$2.4	$2.0	$2.9	$12.9
Royalty revenue	$3.2	$0.7	$0.6	$0.9	$1.0	$—
Costs applicable to sales (Endeavor silver stream)	$4.2	$1.1	$1.1	$0.8	$1.2	$5.8
Costs applicable to sales per silver equivalent ounce[1]	$7.17	$5.69	$7.71	$7.94	$8.05	$9.61
Cash flow from operating activities	$6.5	$1.5	$2.4	$0.8	$1.8	$4.3
Free cash flow[3]	$6.5	$1.5	$2.4	$0.8	$1.8	$4.3

•
There are four cash-flowing royalties and streams, five non-cash-flowing royalties, and nine investments in junior mining companies held in Coeur Capital or its affiliates. One of the non-cash-flowing royalties is an 80% interest in a 2.5% royalty on Newmont Mining Corporation's Correnso mine in New Zealand, which recently began production and is expected to begin making royalty payments in 2015

•
Coeur Capital's largest source of cash flow is the silver stream on the Endeavor mine in New South Wales, Australia in which the Company owns 100% of the silver up to a total of 20.0 million payable ounces. At December 31, 2014, the Company has received 5.5 million ounces, or 27.5% of the total

Exploration
Costs associated with exploration activities for the fourth quarter of 2014 were $5.7 million (expensed) for discovery of new silver and gold mineralization and $2.9 million (capitalized) for definition and expansion of mineralized material, for a total of $8.6 million. Coeur's exploration program used nine drill rigs during the fourth quarter: three drills at Palmarejo, four at Kensington, and two in Nevada at Rochester and the Wonder project. This work resulted in completion of over 78,777 feet (24,011 meters) of combined core and reverse circulation drilling.
For the full-year 2014, total exploration expenditures were $30.6 million, 10% lower than 2013. Exploration expenses at the Company's current assets are expected to total $10 - $12 million in 2015, with additional capital allocated to resource conversion. Coeur will continue to use a success-based approach to evaluate exploration needs on an ongoing basis. The Company expects to update 2015 exploration guidance for the San Miguel project upon closing of the Paramount acquisition.

Wharf Transaction Update
The previously announced acquisition of the Wharf gold mine from Goldcorp, Inc. is expected to close on February 20, 2015, subject to satisfaction of remaining closing conditions.

2015 Outlook
Coeur's 2015 total silver and gold production guidance is shown below and includes pro-rata production from the acquisition of the Wharf4 assuming a February 20, 2015 closing date.

2015 Production Outlook

(silver and silver equivalent ounces in thousands)	Silver	Gold	Silver Equivalent[1]
Palmarejo	3,900 - 4,300	55,000 - 65,000	7,200 - 8,200
San Bartolomé	5,800 - 6,100	—	5,800 - 6,100
Rochester	4,700 - 5,000	55,000 - 65,000	8,000 - 8,900
Endeavor	400 - 600	—	400 - 600
Kensington	—	110,000 - 115,000	6,600 - 6,900
Wharf	—	74,000 - 78,000	4,440 - 4,680
Total	14,800 - 16,000	294,000 - 323,000	32,440 - 35,380

As previously indicated, the cost projections below assume the acquisition of the Wharf4 gold mine from Goldcorp, Inc. closes on February 20, 2015 and do not reflect closing of the Paramount acquisition.
2015 Cost Outlook

(dollars in millions, except per ounce amounts)	2015 Guidance	2014 Result
Costs Applicable to Sales per Silver Equivalent Ounce[1] - Palmarejo	$16.25 - $17.75	$15.40
Costs Applicable to Sales per Silver Equivalent Ounce[1] - San Bartolomé	$13.50 - $15.00	$14.29
Costs Applicable to Sales per Silver Equivalent Ounce[1] - Rochester	$12.50 - $14.00	$14.49
Costs Applicable to Sales per Gold Ounce[1] - Kensington	$900 - 975	$951
Costs Applicable to Sales per Gold Equivalent Ounce[1] - Wharf	$750 - $825	N/A
Capital Expenditures	$85 - $95	$64
General and Administrative Expenses	$36 - $39	$41
Exploration Expense	$10 - $12	$22
All-in Sustaining Costs per Silver Equivalent Ounce[1]	$17.50 - $18.50	$19.72
Downside Price Protection
The Company's downside metal price protection program uses put spreads to protect a portion of expected future production against a sharp decrease in metal prices, while selling intra-quarter, out-of-the-money call options when appropriate to offset the net cost of the put spreads. Put spreads settled during the fourth quarter 2014 generated cash flow of $2.1 million, with $1.4 million received during the fourth quarter and the remaining $0.7 million received in January 2015. Intra-quarter calls sold garnered an additional $0.2 million in cash flow during the fourth quarter.
Put spreads for the first quarter of 2015 cover 1,250,000 ounces of expected silver production ($18 per ounce and $16 per ounce strike prices) and 24,000 ounces of expected gold production ($1,200 per ounce and $1,050 per ounce strike prices). Put spreads for the second quarter of 2015 cover 900,000 ounces of expected silver production with strike prices of $17 per ounce on options purchased and $15 per ounce on options sold. Premiums paid for put spreads in the first and second quarter of 2015 were $1.1 million and $1.4 million, respectively.

Conference Call Information
Coeur will conduct a conference call and webcast at www.coeur.com to discuss the Company's fourth quarter and full-year 2014 results on February 19, 2015 at 11:00 a.m. Eastern time.
Dial-In Numbers:    (877) 768-0708 (U.S. and Canada)
(660) 422-4718 (International)
Conference ID:    716 78 103

A replay of the call will be available on Coeur's website through March 5 2015.
Replay Numbers:    (855) 859-2056 (U.S. and Canada)
(404) 537-3406 (International)

Conference ID:    716 78 103

About Coeur
Coeur Mining is the largest U.S.-based silver producer and a significant gold producer with four precious metals mines in the Americas employing approximately 2,000 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to royalties on the Cerro Bayo mine in Chile, the El Gallo complex in Mexico, the Zaruma mine in Ecuador, and a royalty on the Correnso mine in New Zealand. In addition, the Company has two silver-gold feasibility stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in several silver and gold development companies with projects in North and South America.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated production, costs, crushing rates, drilling activity, recovery rates, capital expenditures, the Wharf acquisition, the Paramount acquisition, Guadalupe underground mining rates, POA 10 approval at Rochester, open-pit and underground mining operations at Palmarejo, anticipated royalty payments, development of the Jualin deposit at the Kensington mine, and initiatives to achieve higher-grade production, efficiencies, lower costs, maintain a liquid balance sheet, and a long-term capital structure, and minimize exposure to declining metal prices. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that the Wharf and Paramount transactions will not be consummated at all or within the timeframes currently anticipated as stated in this release, the risk that anticipated production and cost levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of access to any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

W. David Tyler, Coeur's Vice President, Technical Services and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release(which, for greater certainty, does not include any of Paramount's properties or Wharf). Mineral resources are in addition to mineral reserves and do not have demonstrated economic viability. Inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be considered for estimation of mineral reserves, and there is no certainty that the inferred mineral resources will be realized. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.
Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company's overall financial performance.
Notes
1. Adjusted EBITDA, adjusted net income (loss), all-in sustaining costs, adjusted all-in sustaining costs, costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), and adjusted costs applicable to sales per silver equivalent ounce are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. For purposes of silver and gold equivalence, 60:1 silver to gold ratio.
2. Includes capital leases. Net of debt discount.
3. Free cash flow is defined as cash flow from operating activities less capital expenditures and royalty payments.
4. Wharf is expected to produce 85,000 - 90,000 ounces of gold at all-in sustaining costs of $800 - $875 per gold ounce in 2015 based on guidance provided by Goldcorp on January 12, 2015.

For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 489-5819
Donna Mirandola, Director, Corporate Communications
(312) 489-5842
www.coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)

	Year ended December 31,
	2014	2013	2012
	In thousands, except share data
Revenue	$635,742	$745,994	$895,492
COSTS AND EXPENSES
Costs applicable to sales	477,945	463,663	454,562
Amortization	162,436	229,564	216,032
General and administrative	40,845	55,343	32,977
Exploration	21,740	22,360	26,270
Litigation settlement	—	32,046	—
Write-downs	1,472,721	772,993	5,825
Pre-development, reclamation, and other	26,037	15,184	4,086
Total costs and expenses	2,201,724	1,591,153	739,752
OTHER INCOME (EXPENSE), NET
Loss on debt extinguishments	—	—	(1,036)
Fair value adjustments, net	3,618	82,768	(23,487)
Impairment of marketable securities	(6,593)	(18,308)	(605)
Interest income and other, net	1,375	13,323	15,041
Interest expense, net of capitalized interest	(47,546)	(41,303)	(26,169)
Total other income (expense), net	(49,146)	36,480	(36,256)
Income (loss) before income and mining taxes	(1,615,128)	(808,679)	119,484
Income and mining tax (expense) benefit	459,244	158,116	(70,807)
NET INCOME (LOSS)	$(1,155,884)	$(650,563)	$48,677
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on marketable securities, net of tax of $1,446 and $5,362 in 2014 and 2013, respectively	(2,290)	(8,489)	(3,351)
Reclassification adjustments for impairment of marketable securities, net of tax of $(2,552) and $(7,087) in 2014 and 2013, respectively	4,042	11,221	605
Reclassification adjustments for realized loss on sale of marketable securities, net of tax of $(219) and $(53) in 2014 and 2013, respectively	346	83	—
Other comprehensive income (loss)	2,098	2,815	(2,746)
COMPREHENSIVE INCOME (LOSS)	$(1,153,786)	$(647,748)	$45,931

NET INCOME (LOSS) PER SHARE
Basic	$(11.28)	$(6.65)	$0.54

Diluted	$(11.28)	$(6.65)	$0.54

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Year ended December 31,
	2014	2013	2012
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,155,884)	(650,563)	48,677
Adjustments:
Amortization	162,436	229,564	216,032
Accretion	16,246	20,810	24,550
Deferred income taxes	(470,897)	(177,178)	16,163
Loss on termination of revolving credit facility	3,035	—	1,036
Fair value adjustments, net	(3,721)	(80,399)	18,421
Litigation settlement	—	22,046	—
Stock-based compensation	9,288	4,812	8,010
(Gain) loss on sale of assets	(35)	(9,801)	1,101
Impairment of marketable securities	6,593	18,308	605
Other	(359)	(744)	(1,707)
Changes in operating assets and liabilities:
Receivables	(20,609)	663	9,756
Prepaid expenses and other current assets	5,635	(15,165)	2,489
Inventory and ore on leach pads	12,971	4,031	(48,305)
Accounts payable and accrued liabilities	15,507	(25,910)	(31,019)
CASH PROVIDED BY OPERATING ACTIVITIES	52,927	113,467	271,634
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(64,244)	(100,813)	(115,641)
Acquisitions	(21,329)	34,796	(29,297)
Purchase of short-term investments and marketable securities	(50,513)	(8,052)	(12,959)
Sales and maturities of short-term investments	54,344	(116,898)	21,695
Other	8	4,478	3,087
CASH USED IN INVESTING ACTIVITIES	(81,734)	(186,489)	(133,115)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes and bank borrowings	167,784	300,000	—
Payments on long-term debt and capital leases	(25,902)	(60,628)	(97,170)
Gold production royalty payments	(48,395)	(57,034)	(74,734)
Share repurchases	—	(27,552)	(19,971)
Other	(509)	(514)	3,784
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	92,978	154,272	(188,091)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	64,171	81,250	(49,572)
Cash and cash equivalents at beginning of period	206,690	125,440	175,012
Cash and cash equivalents at end of period	$270,861	$206,690	$125,440

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$270,861	$206,690
Investments	—	—
Receivables	116,921	81,074
Ore on leach pads	48,204	50,495
Inventory	114,931	132,023
Deferred tax assets	22,382	35,008
Prepaid expenses and other	15,523	25,940
	588,822	531,230
NON-CURRENT ASSETS
Property, plant, and equipment, net	227,911	486,273
Mining properties, net	501,192	1,751,501
Ore on leach pads	37,889	31,528
Restricted assets	7,037	7,014
Marketable securities	5,982	14,521
Receivables	21,686	36,574
Debt issuance costs, net	9,851	10,812
Deferred tax assets	135,946	1,189
Other	9,915	15,336
TOTAL ASSETS	$1,546,231	$2,885,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$49,052	$53,847
Accrued liabilities and other	51,513	38,266
Debt	17,498	2,505
Royalty obligations	43,678	48,019
Reclamation	3,871	913
Deferred tax liabilities	8,708	1,011
	174,320	144,561
NON-CURRENT LIABILITIES
Debt	460,899	306,130
Royalty obligations	27,651	65,142
Reclamation	66,943	57,515
Deferred tax liabilities	201,189	556,246
Other long-term liabilities	29,911	25,817
	786,593	1,010,850
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 150,000,000 shares, issued and outstanding 103,384,408 at December 31, 2014 and 102,843,003 at December 31, 2013	1,034	1,028
Additional paid-in capital	2,789,695	2,781,164
Accumulated other comprehensive income (loss)	(2,808)	(4,906)
Accumulated deficit	(2,202,603)	(1,046,719)
	585,318	1,730,567
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,546,231	$2,885,978

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	2014	4Q 2014	3Q 2014	2Q 2014	1Q 2014	2013
Net income (loss)	$(1,155,884)	$(1,079,038)	$3,466	$(43,121)	$(37,191)	$(650,563)
Interest expense, net of capitalized interest	47,546	10,566	11,615	12,311	13,054	41,303
Interest income and other, net	(1,375)	(3,688)	213	4,083	(1,983)	(13,323)
Income tax provision (benefit)	(459,244)	(440,594)	(16,582)	2,621	(4,689)	(158,116)
Amortization	162,436	38,602	41,985	41,422	40,427	229,437
EBITDA	(1,406,521)	(1,474,152)	40,697	17,316	9,618	(551,262)
Fair value adjustments, net	(3,618)	(7,229)	(16,106)	8,281	11,436	(82,768)
Gain on sale of building	—	—	—	—	—	(1,200)
Gain on commutation of reclamation bonding arrangements	—	—	—	—	—	(7,609)
Impairment of marketable securities	6,593	1,979	1,092	934	2,588	18,308
Litigation settlements	—	—	—	—	—	32,046
Loss on revolver termination	3,035	—	—	—	3,035	—
Inventory adjustments	14,482	14,482	4,993	6,353	4,373	5,691
Write-downs	1,472,721	1,472,721	—	—	—	772,993
Adjusted EBITDA	$86,692	$7,801	$30,676	$32,884	$31,050	$186,199

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	2014	4Q 2014	3Q 2014	2Q 2014	1Q 2014	2013
Net income (loss)	$(1,155,884)	$(1,079,038)	$3,466	$(43,121)	$(37,191)	$(650,563)
Fair value adjustments, net	(4,323)	(5,622)	(13,026)	6,498	7,827	(59,908)
Stock-based compensation	8,976	1,807	2,417	2,299	2,453	4,611
Impairment of marketable securities	6,593	1,979	1,092	934	2,588	18,308
Accretion of royalty obligation	6,976	1,992	1,374	1,789	1,821	12,349
Write-downs	1,021,756	1,021,756	—	—	—	593,214
Litigation settlements	—	—	—	—	—	32,046
Gain on sale of building	—	—	—	—	—	(1,200)
Gain on commutation of reclamation bonding arrangements	—	—	—	—	—	(7,609)
(Gain) loss on debt extinguishments	(426)	(426)	—	—	—	—
Loss on revolver termination	3,035	—	—	—	3,035	—
Inventory adjustments	14,482	14,482	4,993	6,353	4,373	5,691
Foreign exchange (gain) loss on deferred taxes	(13,180)	5,615	(18,801)	3,711	(3,705)	11,760
Adjusted net income (loss)	$(111,995)	$(37,455)	$(18,485)	$(21,537)	$(18,799)	$(41,301)

Adjusted net income (loss) per share	$(1.09)	$(0.37)	$(0.18)	$(0.21)	$(0.18)	$(0.42)

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Year Ended December 31, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$256,707	$109,082	$112,252	$8,514	$486,555	$148,961	$635,516
Amortization	69,431	19,423	20,790	4,308	113,952	43,619	157,571
Costs applicable to sales	$187,276	$89,659	$91,462	$4,206	$372,603	$105,342	$477,945
Silver equivalent ounces sold	12,161,719	6,275,769	6,309,912	586,242	25,333,642
Gold ounces sold						110,822
Costs applicable to sales per ounce	$15.40	$14.29	$14.49	$7.17	$14.71	$951
Inventory adjustments	(0.93)	(0.17)	(0.16)	—	(0.53)	(11)
Adjusted costs applicable to sales per ounce	14.47	14.12	14.33	7.17	14.18	940

Treatment and refining costs							4,943
Sustaining capital							61,199
General and administrative							40,845
Exploration							21,740
Reclamation							7,468
Project/pre-development costs							16,588
All-in sustaining costs							$630,728
Silver equivalent ounces sold							25,333,642
Kensington silver equivalent ounces sold							6,649,320
Consolidated silver equivalent ounces sold							31,982,962
All-in sustaining costs per silver equivalent ounce							$19.72
Inventory adjustments							$(0.45)
Adjusted all-in sustaining costs per silver equivalent ounce							$19.27

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$64,397	$34,610	$34,611	$2,678	$136,296	$27,383	$163,679
Amortization	16,235	4,993	5,955	1,586	28,769	8,458	37,227
Costs applicable to sales	$48,162	$29,617	$28,656	$1,092	$107,527	$18,925	$126,452
Silver equivalent ounces sold	2,350,080	1,985,952	2,001,976	191,983	6,529,991
Gold ounces sold						22,399
Costs applicable to sales per ounce	$20.49	$14.91	$14.31	$5.69	$16.47	$845
Inventory adjustments	(4.79)	(0.53)	(0.49)	—	(2.04)	(53)
Adjusted costs applicable to sales per ounce	15.70	14.38	13.82	5.69	14.43	792

Treatment and refining costs							994
Sustaining capital							18,492
General and administrative							9,036
Exploration							5,783
Reclamation							1,549
Project/pre-development costs							3,721
All-in sustaining costs							$166,027
Silver equivalent ounces sold							6,529,991
Kensington silver equivalent ounces sold							1,343,940
Consolidated silver equivalent ounces sold							7,873,931
All-in sustaining costs per silver equivalent ounce							$21.09
Inventory adjustments							$(1.84)
Adjusted all-in sustaining costs per silver equivalent ounce							$19.25

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$62,481	$25,564	$29,077	$1,998	$119,120	$47,555	$166,675
Amortization	16,493	5,117	5,359	909	27,878	12,887	40,765
Costs applicable to sales	$45,988	$20,447	$23,718	$1,089	$91,242	$34,668	$125,910
Silver equivalent ounces sold	3,021,448	1,438,409	1,602,676	141,291	6,203,824
Gold ounces sold						37,009
Costs applicable to sales per ounce	$15.22	$14.22	$14.80	$7.71	$14.71	$937
Inventory adjustments	(0.79)	(0.55)	(0.02)	—	(0.52)	(48)
Adjusted costs applicable to sales per ounce	14.43	13.67	14.78	7.71	14.19	889

Treatment and refining costs							1,425
Sustaining capital							12,239
General and administrative							8,515
Exploration							6,587
Reclamation							2,041
Project/pre-development costs							2,154
All-in sustaining costs							$158,871
Silver equivalent ounces sold							6,203,824
Kensington silver equivalent ounces sold							2,220,540
Consolidated silver equivalent ounces sold							8,424,364
All-in sustaining costs per silver equivalent ounce							$18.86
Inventory adjustments							$(0.59)
Adjusted all-in sustaining costs per silver equivalent ounce							$18.27

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$67,595	$25,550	$29,406	$1,701	$124,252	$34,784	$159,036
Amortization	18,044	4,855	5,025	859	28,783	11,566	40,349
Costs applicable to sales	$49,551	$20,695	$24,381	$842	$95,469	$23,218	$118,687
Silver equivalent ounces sold	3,528,219	1,494,100	1,544,456	106,126	6,672,901
Gold ounces sold						23,028
Costs applicable to sales per ounce	$14.04	$13.85	$15.79	$7.94	$14.31	$1,008
Inventory adjustments	(0.56)	—	(0.06)	—	(0.31)	(187)
Adjusted costs applicable to sales per ounce	13.48	13.85	15.73	7.94	14.00	821

Treatment and refining costs							963
Sustaining capital							17,617
General and administrative							9,398
Exploration							5,153
Reclamation							1,964
Project/pre-development costs							6,388
All-in sustaining costs							$160,170
Silver equivalent ounces sold							6,672,901
Kensington silver equivalent ounces sold							1,381,680
Consolidated silver equivalent ounces sold							8,054,581
All-in sustaining costs per silver equivalent ounce							$19.89
Inventory adjustments							$(0.79)
Adjusted all-in sustaining costs per silver equivalent ounce							$19.10

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$62,233	$23,358	$19,159	$2,135	$106,885	$39,240	$146,125
Amortization	18,659	4,457	4,451	953	28,520	10,709	39,229
Costs applicable to sales	$43,574	$18,901	$14,708	$1,182	$78,365	$28,531	$106,896
Silver equivalent ounces sold	3,261,982	1,357,307	1,160,829	146,842	5,926,960
Gold ounces sold						28,386
Costs applicable to sales per ounce	$13.36	$13.93	$12.67	$8.05	$13.22	$1,005
Inventory adjustments	(0.23)	—	(0.04)	—	(0.13)	(126)
Adjusted costs applicable to sales per ounce	13.13	13.93	12.63	8.05	13.09	879

Treatment and refining costs							1,561
Sustaining capital							12,851
General and administrative							13,896
Exploration							4,217
Reclamation							1,914
Project/pre-development costs							4,325
All-in sustaining costs							$145,660
Silver equivalent ounces sold							5,926,960
Kensington silver equivalent ounces sold							1,703,160
Consolidated silver equivalent ounces sold							7,630,120
All-in sustaining costs per silver equivalent ounce							$19.09
Inventory adjustments							$(0.57)
Adjusted all-in sustaining costs per silver equivalent ounce							$18.52

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Year Ended December 31, 2013

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$322,107	$105,930	$86,759	$9,575	$524,371	$167,325	$691,696
Amortization	133,535	19,103	8,890	3,755	165,283	62,750	228,033
Costs applicable to sales	$188,572	$86,827	$77,869	$5,820	$359,088	$104,575	$463,663
Silver equivalent ounces sold	14,227,657	6,079,156	5,012,194	605,832	25,924,839
Gold ounces sold						116,055
Costs applicable to sales per ounce	$13.25	$14.28	$15.54	$9.61	$13.85	$901
Inventory adjustments	(0.30)	—	(0.02)	—	(0.17)	(12)
Adjusted costs applicable to sales per ounce	12.95	14.28	15.52	9.61	13.68	889

Treatment and refining costs							6,964
Sustaining capital							58,840
General and administrative							55,343
Exploration							22,360
Reclamation							3,746
Project/pre-development costs							11,869
All-in sustaining costs							$622,785
Silver equivalent ounces sold							25,924,839
Kensington silver equivalent ounces sold							6,963,300
Consolidated silver equivalent ounces sold							32,888,139
All-in sustaining costs per silver equivalent ounce							$18.94
Inventory adjustments							$(0.17)
Adjusted all-in sustaining costs per silver equivalent ounce							$18.77